RODRIGUEZ & ASSOCIATES
                             Raul N. Rodriguez, Esq.
                            555 E. 10th Avenue, #101
                             Denver, Colorado 80203


Telephone:  (303) 861-1797                    Facsimile:  (303) 861-1995
                                              E-mail Address: raulnr@gateway.net


January 18, 2002

Mr. Angus Crawford, Pres.
Digital Servant Corporation
Care of:  Murray Ralston Barrister & Solicitors
129 B Dunlap Street East
Barrie, Ontario, Canada  L4M 1A6

Re:  Digital Servant Corporation
     Registration Statement on Form SB-2

Mr. Crawford:

         I have been retained by Digital Servant Corporation (the "Company") in regard with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities by the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and non-assessable.

     In connection with the request I have examined the following:

     1.   Articles of Incorporation of the Company Amendments;

     2.   Bylaws of the Company;

     3.   The Registration Statement; and

     4.   Unanimous consent resolutions of the Company's Board of Directors.

         I examined such other corporate records and documents and have made such other examinations as I have determined relevant. Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of Nevada.


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         I consent to my name being used in the Registration Statement as having rendered the forgoing opinion and as having represented the Company in this matter.



Sincerely,

/s/ Raul N. Rodriguez
-----------------------
Raul N. Rodriguez, Esq.